Exhibit 99.1

3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814 PH 301.941.1500, FX 301.941.1553 www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES REPORTS FIRST QUARTER 2012 RESULTS

Company reports strong first quarter results and announces second quarter dividend increase of 82 percent to $0.20

BETHESDA, MD, April 18, 2012 — LaSalle Hotel Properties (NYSE: LHO) today announced results for the quarter ended March 31, 2012. The Company’s results include the following:

	First Quarter
	2012	2011
	($’s in millions except per share/unit data)

Total Revenue	$172.3	$138.4
Net loss to common shareholders	$(16.1)	$(19.3)
Net loss to common shareholders per diluted share	$(0.19)	$(0.26)
EBITDA(1)	$30.2	$23.4
Adjusted EBITDA(1)	$34.0	$24.9
FFO(1)	$14.0	$8.5
Adjusted FFO(1)	$17.8	$10.0
FFO per diluted share/unit(1)	$0.16	$0.11
Adjusted FFO per diluted share/unit(1)	$0.21	$0.13

RevPAR	$127.06	$119.59
RevPAR growth	6.2%
Hotel EBITDA Margin	21.8%
Hotel EBITDA Margin growth	152bps

(1) See tables later in press release, which list adjustments that reconcile net loss to earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA. EBITDA, adjusted EBITDA, FFO, FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA are non-GAAP financial measures. See further discussion of these non-GAAP measures and reconciliations to net loss later in this press release.

First Quarter Highlights

•

RevPAR: Room revenue per available room (“RevPAR”) for the quarter ended March 31, 2012 increased 6.2 percent to $127.06, as a result of a 3.9 percent increase in average daily rate (“ADR”) to $176.78 and a 2.3 percent increase in occupancy to 71.9 percent.

•	Hotel EBITDA Margin: The Company’s hotel EBITDA margin for the first quarter was 21.8 percent, a 152 basis point improvement compared to the comparable prior year period.

•	Adjusted EBITDA: The Company’s adjusted EBITDA was $34.0 million, an increase of 36.9 percent over the first quarter of 2011.

•

Adjusted FFO: The Company generated first quarter adjusted FFO of $17.8 million, or $0.21 per diluted share/unit, compared to $10.0 million or $0.13 per diluted share/unit for the comparable prior year period, an increase of 61.5 percent in adjusted FFO per diluted share/unit.

•	Acquisitions: The Company acquired Hotel Palomar, Washington, DC on March 8, 2012 for $143.8 million.

•	Capital Markets: The Company completed the following capital markets initiatives during the first quarter:
-	During January and February 2012, the Company sold 1,714,939 common shares through its ATM program at an average net price of $27.11 per share for net proceeds of $46.5 million.
-	On March 30, 2012, the Company retired $59.6 million of mortgage debt secured by Hilton San Diego Gaslamp Quarter using proceeds from its senior unsecured credit facility.

•	Capital Investments: The Company invested $18.5 million of capital in its hotels, including the following projects:

-	The completion of the guestroom renovations at The Liaison Capitol Hill in Washington, DC and LeParc Suite Hotel in West Hollywood and the meeting space renovation at Westin Michigan Avenue in Chicago.

-	The continuation of the 33 guestroom expansion at Hotel Amarano Burbank, which was completed early in the second quarter; and

-	The continuation of the guestroom renovation at the Hotel Roger Williams in New York City.

•	Dividends: On March 15, 2012, the Company declared a first quarter 2012 dividend of $0.11 per common share of beneficial interest.

Capital Markets Initiatives

•

The Company intends to notify holders of its Series E and D preferred shares that it will redeem its 8.0 percent Series E Cumulative Redeemable Preferred Shares and its 7.5 percent Series D Cumulative Redeemable Preferred Shares during May 2012. Total combined redemption value for the two series is $166.8 million.

•

The Company has received commitments totaling $177.5 million for a seven-year term loan, which is expected to close during May 2012. The term loan was swapped to a fixed interest rate for the full seven-year term. The term loan’s interest rate will be 3.87 percent when leverage is between 4.0 and 4.75 times.

Common Dividend

•

The Company’s Board of Trustees has declared that it has increased the quarterly common dividend in the second quarter 2012 by 82 percent to $0.20 per diluted share, an annualized rate of $0.80 per diluted share.

“We are extremely pleased to announce excellent operating results for the first quarter and favorable transactions on the acquisition and capital markets fronts,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “Our portfolio delivered stronger top and bottom line results than we expected, despite several renovations. During the quarter, we also announced the acquisition of Hotel Palomar, Washington, DC, resulting in a significant increase to our full year projected EBITDA and FFO per share. We plan to redeem our Series D and E preferred shares in May and to enhance our capital structure with a very attractive seven-year term loan. The combination of strong operating results and outlook for the remainder of the year along with our completed and pending transactions have contributed to the Board’s decision to substantially increase the dividend by 82 percent to an annualized rate of $0.80 per share in the second quarter and to the Company’s decision to increase our full year EBITDA and FFO outlook.”

Balance Sheet

As of March 31, 2012, the Company had total outstanding debt of $1.1 billion, including $428.0 million outstanding on its senior unsecured credit facility. Total net debt to trailing 12 month Corporate EBITDA (as defined in the Company’s senior unsecured credit facility) was 4.1 times as of March 31, 2012 and its fixed charge coverage ratio was 2.5 times. For the first quarter, the Company’s weighted average interest rate was 4.6 percent. As of March 31, 2012, the Company had $27.9 million of cash and cash equivalents on its balance sheet and capacity of $344.9 million available on its credit facilities.

2012 Outlook

The Company is updating its 2012 outlook, incorporating its strong first quarter results and its planned capital market activities including the redemption of Series D and E preferred shares and placement of a new seven-year term loan. The revised outlook assumes no additional acquisitions or equity issuance for the remainder of 2012. The Company’s revised financial expectations for 2012 are as follows:

	Low-end	High-end
	($’s in millions except per share/unit data)

RevPAR growth	5.0%	7.0%
Hotel EBITDA Margins	32.0%	33.0%
Hotel EBITDA Margin Change	100 bps	200 bps
Adjusted EBITDA	$262.0	$275.0
Adjusted FFO	$178.9	$189.3
Adjusted FFO per diluted share/unit	$2.09	$2.21

Earnings Call

The Company will conduct its quarterly conference call on Thursday, April 19, 2012 at 9:00 AM EDT. To participate in the conference call, please dial (888) 239-5348. Additionally, a live webcast of the conference call will be available through the Company’s website. To access, log on to http://www.lasallehotels.com. A replay of the conference call will be archived and available online through the Investor Relations section of http://www.lasallehotels.com.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 38 upscale full-service hotels, totaling approximately 10,200 guest rooms in 13 markets in 9 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels and Access Hotels & Resorts.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “will,” “believe,” “expect,” “intend,”

“anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about outlook for RevPAR, adjusted FFO, adjusted EBITDA and derivations thereof. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #

Additional Contacts:

Bruce Riggins or Kenneth Fuller, LaSalle Hotel Properties – (301) 941-1500

For additional information or to receive press releases via e-mail, please visit our website at

www.lasallehotels.com.

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(in thousands, except share data)

(unaudited)

	For the three months ended March 31,
	2012	2011
Revenues:
Hotel operating revenues:
Room	$114,692	$88,913
Food and beverage	44,615	38,242
Other operating department	11,856	9,957

Total hotel operating revenues	171,163	137,112
Other income	1,156	1,238

Total revenues	172,319	138,350

Expenses:
Hotel operating expenses:
Room	33,853	25,342
Food and beverage	34,262	28,834
Other direct	4,626	4,376
Other indirect	48,041	39,943

Total hotel operating expenses	120,782	98,495
Depreciation and amortization	30,152	27,808
Real estate taxes, personal property taxes and insurance	10,811	8,485
Ground rent	1,776	1,343
General and administrative	4,614	4,806
Acquisition transaction costs	3,594	176
Other expenses	551	579

Total operating expenses	172,280	141,692

Operating income (loss)	39	(3,342)
Interest income	10	9
Interest expense	(11,778)	(9,782)

Loss before income tax benefit and discontinued operations	(11,729)	(13,115)
Income tax benefit	2,992	2,524

Loss from continuing operations	(8,737)	(10,591)

Discontinued operations:
Loss from operations of property disposed of	—	(363)
Income tax benefit	—	150

Net loss from discontinued operations	—	(213)

Net loss	(8,737)	(10,804)

Noncontrolling interests:
Redeemable noncontrolling interest in loss of consolidated entity	—	2
Noncontrolling interests of common units in Operating Partnership	22	—

Net loss attributable to noncontrolling interests	22	2

Net loss attributable to the Company	(8,715)	(10,802)
Distributions to preferred shareholders	(7,402)	(7,746)
Issuance costs of redeemed preferred shares	—	(731)

Net loss attributable to common shareholders	$(16,117)	$(19,279)

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations—Continued

(in thousands, except share data)

(unaudited)

	For the three months ended March 31,
	2012	2011
Earnings per Common Share—Basic:
Net loss attributable to common shareholders before discontinued operations and excluding amounts attributable to unvested restricted shares	$(0.19)	$(0.26)
Discontinued operations	0.00	0.00

Net loss attributable to common shareholders excluding amounts attributable to unvested restricted shares	$(0.19)	$(0.26)

Earnings per Common Share—Diluted:
Net loss attributable to common shareholders before discontinued operations and excluding amounts attributable to unvested restricted shares	$(0.19)	$(0.26)
Discontinued operations	0.00	0.00

Net loss attributable to common shareholders excluding amounts attributable to unvested restricted shares	$(0.19)	$(0.26)

Weighted average number of common shares outstanding:
Basic	84,499,856	74,202,756
Diluted	84,499,856	74,202,756

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(in thousands, except share/unit data)

(unaudited)

	For the three months ended March 31,
	2012	2011
Net loss attributable to common shareholders	$(16,117)	$(19,279)
Depreciation	30,012	27,677
Amortization of deferred lease costs	86	82
Noncontrolling interests:
Redeemable noncontrolling interest in consolidated entity	—	(2)
Noncontrolling interests of common units in Operating Partnership	(22)	—

FFO	$13,959	$8,478
Management transition costs	125	—
Preferred share issuance costs	—	731
Acquisition transaction costs	3,594	176
Costs associated with CFO departure	—	579
Non-cash ground rent	114	—

Adjusted FFO	$17,792	$9,964

Weighted average number of common shares and units outstanding:
Basic	84,796,156	74,202,756
Diluted	84,945,595	74,392,209
FFO per diluted share/unit	$0.16	$0.11
Adjusted FFO per diluted share/unit	$0.21	$0.13

	For the three months ended March 31,
	2012	2011
Net loss attributable to common shareholders	$(16,117)	$(19,279)
Interest expense	11,778	9,782
Income tax benefit (1)	(2,992)	(2,674)
Depreciation and amortization	30,152	27,808
Noncontrolling interests:
Redeemable noncontrolling interest in consolidated entity	—	(2)
Noncontrolling interests of common units in Operating Partnership	(22)	—
Distributions to preferred shareholders	7,402	7,746

EBITDA	$30,201	$23,381
Management transition costs	125	—
Preferred share issuance costs	—	731
Acquisition transaction costs	3,594	176
Costs associated with CFO departure	—	579
Non-cash ground rent	114	—

Adjusted EBITDA	$34,034	$24,867
Corporate expense	5,270	5,123
Interest and other income	(1,166)	(1,247)
Hotel level adjustments, net	(1,330)	3,582

Hotel EBITDA	$36,808	$32,325

(1)	Includes amounts from discontinued operations.

With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Hotel EBITDA includes all properties owned (except for the Hotel Palomar) as of March 31, 2012 for the Company's period of ownership in 2012 and the comparable period in 2011. Hotel EBITDA for all stated periods excludes any properties the Company has sold.

LASALLE HOTEL PROPERTIES

Hotel Operational Data

Schedule of Property Level Results

(in thousands)

(unaudited)

	For the three months ended March 31,
	2012	2011
Revenues:
Room	$112,937	$105,061
Food and beverage	44,187	43,581
Other	11,447	10,501

Total hotel revenues	168,571	159,143

Expenses:
Room	33,504	31,821
Food and beverage	33,930	33,554
Other direct	4,571	4,475
General and administrative	15,287	14,784
Sales and marketing	13,457	12,359
Management fees	4,574	4,548
Property operations and maintenance	7,511	7,055
Energy and utilities	5,705	5,761
Property taxes	9,689	9,326
Other fixed expenses	3,535	3,135

Total hotel expenses	131,763	126,818

Hotel EBITDA	$36,808	$32,325

Note:

This schedule includes operating data for all properties owned (except for the Hotel Palomar) as of March 31, 2012 for the Company's period of ownership in 2012 and the comparable period in 2011. Hotel EBITDA margin is calculated by dividing hotel EBITDA for the period by the total hotel revenues for the period.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

	For the three months ended March 31,
	2012	2011
Total Portfolio
Occupancy	71.9%	70.3%
Increase	2.3%
ADR	$176.78	$170.21
Increase	3.9%
RevPAR	$127.06	$119.59
Increase	6.2%

Note:

This schedule includes operating data for all properties owned as of March 31, 2012 for the Company's period of ownership in 2012 and the comparable period in 2011. All stated periods exclude any properties the Company has sold.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

Prior Year Operating Data

	First Quarter 2011	Second Quarter 2011	Third Quarter 2011	Fourth Quarter 2011	Full Year 2011
Occupancy	70.3%	85.1%	85.2%	73.9%	78.7%
ADR	$170.21	$204.01	$199.21	$201.76	$194.85
RevPAR	$119.59	$173.61	$169.80	$149.07	$153.35

Note:

This schedule includes operating data for all properties owned as of March 31, 2012.

Non-GAAP Financial Measures

FFO, EBITDA and Hotel EBITDA

The Company considers the non-GAAP measures of FFO (including FFO per share/unit), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company’s operations.

The White Paper on FFO approved by NAREIT in April 2002, as revised in 2011, defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties, impairment write-downs and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.

With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.

With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company’s liquidity, nor are FFO, EBITDA and hotel EBITDA indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company’s operating performance.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO (including adjusted FFO per share/unit) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property and impairment losses (to the extent included in EBITDA), acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.